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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): AUGUST 21, 1998



                       BAYARD DRILLING TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)





           DELAWARE                   001-13553                73-1508021
 (State or other jurisdiction   (Commission File Number)    (IRS Employer
       of incorporation)                                   Identification No.)






         4005 NORTHWEST EXPRESSWAY, SUITE 550E
                OKLAHOMA CITY, OKLAHOMA                         73116
         (Address of principal executive offices)             (Zip Code)




        Registrant's telephone number, including area code: 405/840-9550


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ITEM 5.  OTHER EVENTS

         On August 21, 1998, the Board of Directors of Bayard Drilling Technologies, Inc. (the "Company") declared a dividend of one right to purchase preferred stock ("Right") for each outstanding share of the Company's Common Stock, par value $0.01 per share ("Common Stock"), to stockholders of record at the close of business on September 1, 1998. Each Right entitles the registered holder to purchase from the Company a unit consisting of one one-hundredth of a share (a "Fractional Share") of Series A Junior Participating Preferred Stock, par value $0.01 per share (the "Preferred Stock"), at a purchase price of $30 per Fractional Share, subject to adjustment (the "Purchase Price"). The description and terms of the Rights are set forth in a Rights Agreement, dated as of August 21, 1998, as it may from time to time be supplemented or amended (the "Rights Agreement") between the Company and Norwest Bank Minnesota, N.A., as Rights Agent.

         Initially, the Rights will be attached to all certificates representing outstanding shares of Common Stock, and no separate certificates for the Rights ("Rights Certificates") will be distributed. The Rights will separate from the Common Stock and a "Distribution Date" will occur, with certain exceptions, upon the earlier of (i) ten days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock (the date of the announcement being the "Stock Acquisition Date"), or (ii) ten business days following the commencement of a tender offer or exchange offer that would result in a person's becoming an Acquiring Person. In certain circumstances, the Distribution Date may be deferred by the Board of Directors. Certain inadvertent acquisitions will not result in a person's becoming an Acquiring Person if the person promptly divests itself of sufficient Common Stock. If at the time of the adoption of the Rights Agreement, any person or group of affiliated or associated persons is the beneficial owner of 15% or more of the outstanding shares of Common Stock, such person shall not become an Acquiring Person unless and until certain increases in such person's beneficial ownership occur or are deemed to occur. For purposes of the Rights Agreement, the Second Amended and Restated Stockholders and Voting Agreement dated as of October 16, 1997 (the "Stockholders and Voting Agreement") among the Company and certain of its major stockholders will generally not result in cross-attribution of beneficial ownership among the parties to such agreement; therefore, none of such parties would be deemed an Acquiring Person until it reached the 15% ownership level otherwise than as a result of the Stockholders and Voting Agreement.

         Until the Distribution Date, (a) the Rights will be evidenced by the Common Stock certificates (together with a copy of this Summary of Rights or bearing the notation referred to below) and will be transferred with and only with such Common Stock certificates, (b) new Common Stock certificates issued after September 1, 1998 will contain a notation incorporating the Rights Agreement by reference and (c) the surrender for transfer of any certificate for Common Stock (with or without a copy of this Summary of Rights) will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.


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         The Rights are not exercisable until the Distribution Date and will expire at the close of business on August 21, 2008, unless earlier redeemed or exchanged by the Company as described below.

         As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of Common Stock as of the close of business on the Distribution Date and, from and after the Distribution Date, the separate Rights Certificates alone will represent the Rights. All shares of Common Stock issued prior to the Distribution Date will be issued with Rights. Shares of Common Stock issued after the Distribution Date in connection with certain employee benefit plans or upon conversion of certain securities will be issued with Rights. Except as otherwise determined by the Board of Directors, no other shares of Common Stock issued after the Distribution Date will be issued with Rights.

         In the event (a "Flip-In Event") that a person becomes an Acquiring Person (except pursuant to a tender or exchange offer for all outstanding shares of Common Stock at a price and on terms that the Board of Directors (during such time as a majority thereof is composed of directors independent of the offeror or any Acquiring Person) determines to be fair to and otherwise in the best interests of the Company and its stockholders (a "Permitted Offer")), each holder of a Right will thereafter have the right to receive, upon exercise of such Right, a number of shares of Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a Current Market Price (as defined in the Rights Agreement) equal to two times the exercise price of the Right. Notwithstanding the foregoing, following the occurrence of any Triggering Event (as defined below), all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by or transferred to an Acquiring Person (or by certain related parties) will be null and void in the circumstances set forth in the Rights Agreement. However, Rights are not exercisable following the occurrence of any Flip-In Event until such time as the Rights are no longer redeemable by the Company as set forth below.

         In the event (a "Flip-Over Event") that, at any time from and after the time an Acquiring Person becomes such, (i) the Company is acquired in a merger or other business combination transaction (other than certain mergers that follow a Permitted Offer), or (ii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights that are voided as set forth above) shall thereafter have the right to receive, upon exercise, a number of shares of common stock of the acquiring company having a Current Market Price equal to two times the exercise price of the Right. Flip-In Events and Flip-Over Events are collectively referred to as "Triggering Events."

         The number of outstanding Rights associated with a share of Common Stock, or the number of Fractional Shares of Preferred Stock issuable upon exercise of a Right and the Purchase Price, are subject to adjustment in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock occurring prior to the Distribution Date. The Purchase Price payable, and the number of Fractional Shares of Preferred Stock or other securities or property

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issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution in the event of certain transactions affecting the Preferred Stock.

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional shares of Preferred Stock that are not integral multiples of a Fractional Share are required to be issued and, in lieu thereof, an adjustment in cash may be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise. Pursuant to the Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

         At any time until ten days following the first date of public announcement of the occurrence of a Flip-In Event, the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right, payable, at the option of the Company, in cash, shares of Common Stock or such other consideration as the Board of Directors may determine. Under certain circumstances set forth in the Rights Agreement, redemption may only be made if a majority of the Board of Directors is composed of directors that are independent of any Acquiring Person. Immediately upon the effectiveness of the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.01 redemption price.

         At any time after the occurrence of a Flip-In Event and prior to a person's becoming the beneficial owner of 50% or more of the shares of Common Stock then outstanding or the occurrence of a Flip-Over Event, the Company (if a majority of the Board is composed of directors independent of any Acquiring Person) may exchange the Rights (other than Rights owned by an Acquiring Person or an affiliate or an associate of an Acquiring Person, which will have become void), in whole or in part, at an exchange ratio of one share of Common Stock, and/or other equity securities deemed to have the same value as one share of Common Stock, per Right, subject to adjustment.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights should not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for the common stock of the acquiring company as set forth above or are exchanged as provided in the preceding paragraph.

         Other than the redemption price, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company (if a majority of the Board is composed of directors independent of any Acquiring Person) as long as the Rights are redeemable. Thereafter, the provisions of the Rights Agreement other than the redemption price may be amended by the Board of Directors (if a majority of the Board is composed of directors independent of any Acquiring Person) in order to cure any ambiguity, defect or inconsistency, to make changes that do not materially adversely affect the interests of holders of Rights (excluding the interests of any

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Acquiring Person), or to shorten or lengthen any time period under the Rights
Agreement; provided, however, that no amendment to lengthen the time period governing redemption shall be made at such time as the Rights are not redeemable.

         A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an exhibit to this Report on Form 8-K. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.

         The Rights will have certain anti-takeover effects. The Rights will cause substantial dilution to any person or group that attempts to acquire the Company without the approval of the Company's Board of Directors, unless such acquisition is pursuant to a Permitted Offer. As a result, the overall effect of the Rights may be to render more difficult or discourage certain attempts to acquire the Company even if such acquisition may be favorable to the interests of the Company's stockholders.

         The information set forth in the Company's press release dated August 21, 1998, filed herewith as Exhibit 99.1, is incorporated by reference to this Current Report on Form 8-K.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c) Exhibits

             4.1 Rights Agreement dated as of August 21, 1998 between Bayard Drilling Technologies, Inc. and Norwest Bank Minnesota, N.A., as Rights Agent, which includes as Exhibit A the form of Certificate of Designations of Series A Junior Participating Preferred Stock, as Exhibit B the form of Rights Certificate and as Exhibit C the Summary of Rights to Purchase Preferred Stock. Pursuant to the Rights Agreement, Rights Certificates will not be mailed until after the Distribution Date (as defined in the Rights Agreement).


             99.1     Press Release issued by the Company dated August 21, 1998.

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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         BAYARD DRILLING TECHNOLOGIES, INC.




Date: August 24, 1998                   By: /s/ DAVID E. GROSE, III
                                            -----------------------------------
                                             David E. Grose, III
                                             Vice President and
                                             Chief Financial Officer


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                               INDEX TO EXHIBITS

Exhibit
  No.                    Description
-------                  -----------
 4.1                     Rights Agreement dated as of August 21, 1998 between
                         Bayard Drilling Technologies, Inc. and Norwest Bank
                         Minnesota, N.A., as Rights Agent, which includes as
                         Exhibit A the form of Certificate of Designations of
                         Series A Junior Participating Preferred Stock, as
                         Exhibit B the form of Rights Certificate and as Exhibit
                         C the Summary of Rights to Purchase Preferred Stock.
                         Pursuant to the Rights Agreement, Rights Certificates
                         will not be mailed until after the Distribution Date
                         (as defined in the Rights Agreement).


99.1                     Press Release issued by the Company dated August 21,
                         1998.